UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Telephone and Data Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0 11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Set forth below are the number of shares and votes for Telephone and Data Systems, Inc. (“TDS”) as of the close of business on March 30, 2015, the record date for the TDS 2015 Annual Meeting being held on May 21, 2015, for use in tabulating votes at such meeting:

The following shows the voting power of the outstanding shares in the election of directors as of the record date of March 30, 2015:

Class of Stock	Outstanding Shares	Votes per Share	Voting Power	Total Number of Directors Elected by Voting Group and Standing for Election
Series A Common Shares…………………………	7,178,943	10	71,789,430
Preferred Shares……………………………………	8,240	1	8,240
Subtotal………………………………………	N/A		71,797,670	8

Common Shares……………………………………	100,764,271	1	100,764,271	4

Total Directors………………………………				12

The following shows the voting power of the outstanding shares in matters other than the election of directors as of the record date of March 30, 2015:

Class of Stock	Outstanding Shares	Votes per Share	Total Voting Power	Percent
Series A Common Shares…………………………	7,178,943	10	71,789,430	56.7%
Common Shares……………………………………	100,764,271	0.543726	54,788,154	43.3%
Preferred Shares……………………………………	8,240	1	8,240	*
			126,585,824	100.0%

* Less than .1%

IMPORTANT INFORMATION: TDS and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of TDS in connection with the TDS 2015 annual meeting of shareholders. Information regarding TDS directors and executive officers and other participants that may be soliciting proxies on behalf of the TDS board of directors and their respective interests in TDS by security holdings or otherwise is set forth in TDS’s definitive proxy statement relating to its 2015 annual meeting, as filed with the Securities and Exchange Commission (“SEC”) on April 17, 2015. The 2015 proxy statement, other solicitation material and other reports that TDS files with the SEC, when available, can be obtained free of charge at the SEC’s web site at www.sec.gov or from TDS as provided on its website at www.tdsinc.com. TDS SHAREHOLDERS ARE ADVISED TO READ CAREFULLY THE PROXY STATEMENT AND OTHER SOLICITATION MATERIAL FILED BY TDS IN CONNECTION WITH THE TDS 2015 ANNUAL MEETING OF SHAREHOLDERS BEFORE MAKING ANY VOTING DECISION BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE ELECTION OF DIRECTORS OF TDS.